SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2003

Aksys, Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	028290	36-3890205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Marriott Drive, Lincolnshire, Illinois 60069
(Address of Principal Executive Offices, including Zip Code)

(847) 229-2020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

The following exhibit is furnished pursuant to Item 12:

99            Aksys, Ltd. Press Release dated August 6, 2003.

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12).

The information contained in this report is being provided under Item 12 of Form 8-K.  It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216.  Such information, including Exhibit 99 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

On August 6, 2003, Aksys, Ltd. issued a press release to announce its financial results for the quarter ended June 30, 2003.  The press relaease is furnished as Exhibit 99 hereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.

	By:	/s/ William C. Dow
Date: August 6, 2003	Name: William C. Dow
Its: President and Chief Executive Officer